EXECUTION COPY

                            AESOP FUNDING II L.L.C.,
                                    as Issuer

                                       and

                         HARRIS TRUST AND SAVINGS BANK,
                                   as Trustee

                         ------------------------------

                          SUPPLEMENTAL INDENTURE No. 1

                            Dated as of July 31, 1998

                                       to

                              AMENDED AND RESTATED
                                 BASE INDENTURE

                            Dated as of July 30, 1997

                         ------------------------------

                          Rental Car Asset Backed Notes
                              (Issuable in Series)

                                TABLE OF CONTENTS

SECTION 1:  CERTAIN DEFINED TERMS; AMENDMENT OF SCHEDULE                      1

      Section 1.2 Amendment of Schedule I                                     1

SECTION 2:  REPRESENTATIONS AND WARRANTIES                                    2

      Section 2.1 Affirmation of Representations and Warranties               2
      Section 2.2 Limited Liability Company and Governmental Authorization    2
      Section 2.3 Binding Effect                                              2
      Section 2.4 No Consent                                                  2

SECTION 3:  CONDITIONS PRECEDENT                                              3

SECTION 4:  MISCELLANEOUS                                                     5

      Section 4.1 Counterpart Originals                                       5
      Section 4.2 Trustee Consent.                                            5
      Section 4.3 Ratification and Effect                                     5
      Section 4.4 Table of Contents, Headings, etc.                           5
      Section 4.5 Choice of Law                                               5

            SUPPLEMENTAL INDENTURE No. 1, dated as of July 31, 1998 ("Supplemental Indenture"), to AMENDED AND RESTATED BASE INDENTURE, dated as of July 30, 1997, between AESOP FUNDING II L.L.C., a special purpose, limited liability company established under the laws of Delaware, as issuer ("AFC-II"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as trustee (in such capacity, the "Trustee").

                           W I T N E S S E T H:

            WHEREAS, AFC-II and Harris Trust and Savings Bank are parties to an Amended and Restated Base Indenture, dated as of July 30, 1997 (the "Indenture"); and

            WHEREAS, AFC-II desires to amend and supplement certain terms defined in the Definitions List attached as Schedule I to the Indenture; and

            WHEREAS, AFC-II has duly authorized the execution and delivery of this Supplemental Indenture; and

            WHEREAS, Harris Trust and Savings Bank, as trustee under the Indenture, is willing to enter into this Supplemental Indenture;

            NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration the receipt and sufficiency of which are acknowledged, it is mutually covenanted and agreed, that the Indenture be amended and supplemented as follows:

            SECTION 1: CERTAIN DEFINED TERMS; AMENDMENT OF SCHEDULE 1

            Section 1.1 Certain Defined Terms.

            Certain capitalized terms used herein (including in the preamble and the recitals hereto) shall have the meanings assigned to such terms in the amended Definitions List attached hereto as Schedule I (the "Definitions List"), as such Definitions List may be hereafter further amended or modified from time to time in accordance with the provisions of the Indenture.

            Section 1.2 Amendment of Schedule I.

            From and after the date of this Supplemental Indenture, which shall not be a date prior to the satisfaction of each of the conditions to effectiveness of this Supplemental Indenture set forth in Section 3 hereof, any reference in the Indenture or any other Related Document to the "Definitions List" or "Schedule I to the Indenture" shall mean Schedule I to this Supplemental Indenture, and any reference to a capitalized term shall have the meanings assigned to such term therein, unless the context otherwise requires.

                    SECTION 2: REPRESENTATIONS AND WARRANTIES

            In order to induce the Trustee to agree to this Supplemental Indenture, AFC-II hereby represents and warrants, as follows, for the benefit of the Trustee and the Secured Parties, as of date hereof:

            Section 2.1 Affirmation of Representations and Warranties.

            Each representation and warranty of AFC-II set forth in the Indenture and in each other Related Document to which it is a party, is true and correct as of the date of this Supplemental Indenture in all material respects as though such representation or warranty were being made on and as of the date hereof and is hereby deemed repeated as though fully set forth herein.

            Section 2.2 Limited Liability Company and Governmental
Authorization.

            The execution, delivery and performance by AFC-II of this Supplemental Indenture (a) is within AFC-II's limited liability company powers, has been duly authorized by all necessary limited liability company action, (b) requires no action by or in respect of, or filing with, any governmental body, agency or official which has not been obtained and (c) does not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of formation or limited liability company agreement of AFC-II or of any law or governmental regulation, rule, contract, agreement, judgment, injunction, order, decree or other instrument binding upon AFC-II or any of its Assets or result in the creation or imposition of any Lien on any Asset of AFC-II, except for Liens created by the Indenture or the other Related Documents. This Supplemental Indenture has been executed and delivered by a duly authorized officer of AFC-II.

            Section 2.3 Binding Effect.

            This Supplemental Indenture is a legal, valid and binding obligation of AFC-II enforceable against AFC-II in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

            Section 2.4 No Consent.

            No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery of this Supplemental Indenture or for the performance of any of AFC-II's obligations hereunder other than such consents, approvals, authorizations, registrations, declarations or filings as were obtained by AFC-II prior to the Initial Closing Date, or the date hereof, as applicable.

                         SECTION 3: CONDITIONS PRECEDENT

            This Supplemental Indenture shall become effective and shall be binding on each of the parties hereto upon the satisfaction or due waiver of each of the following conditions precedent:

                  1. The consent of the Requisite Investors shall have been given and a copy thereof provided to the Trustee.

                  2. The Rating Agency Consent Condition shall have been satisfied.

                  3. The CP Rating Agency Condition shall have been satisfied.

                  4. The Trustee shall have received evidence satisfactory to it that each Manager of AFC-II has approved this Supplement.

                  5. The Trustee shall have received an Officer's Certificate of AFC-II dated as of the date hereof to the effect that (i) no Amortization Event, Aggregate Asset Amount Deficiency, Enhancement Agreement Event of Default, if applicable, Enhancement Deficiency, Loan Event of Default, AESOP I Operating Lease Vehicle Deficiency, Manufacturer Event of Default, Lease Event of Default, Potential Amortization Event, Potential Enhancement Agreement Event of Default, Potential Loan Event of Default, Potential Lease Event of Default, or Potential Manufacturer Event of Default is continuing or will occur as a result of the execution and delivery of this Supplemental Indenture, and (ii) the execution and delivery of this Supplemental Indenture will not result in any breach of any of the terms, conditions or provisions of or constitute a default under any indenture, mortgage, deed of trust or other agreement or instrument, including, without limitation, any Related Document, to which AFC-II is a party or by which it or its property is bound or any order of any court or administrative agency entered in any suit, action or other judicial or administrative proceeding to which AFC-II is a party or by which it or its property may be bound or to which it or its property may be subject;

                  6. The Trustee shall have received an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form substantially acceptable to the Trustee, dated the date hereof, substantially to the effect that:

                        (i) all conditions precedent provided for in the
                  Indenture with respect to the execution and delivery of this Supplemental Indenture have been complied with in all material respects;

                        (ii) (w) AFC-II is duly organized under the jurisdiction
                  of its formation and has the power and authority to execute and deliver this Supplemental Indenture, (x) AESOP Leasing is duly organized under the jurisdiction of its formation and has the power and authority to execute and deliver each of the Amendment Documents (as defined in Clause 7, below) to which it is a party, (y) each of Original AESOP, PVHC and Quartx is duly incorporated under the jurisdiction of its incorporation and has the corporate power and authority to execute and deliver each of the Amendment Documents to which it is a party, and (z) each of ARC and ARAC is duly incorporated in the jurisdiction of its incorporation and, as of the date of this Supplemental Indenture, has the corporate power and authority to execute and deliver each of the Amendment Documents to which it is a party;

                        (iii) this Supplemental Indenture, and each of the other
                  Amendment Documents (as defined herein) to which AFC-II, AESOP Leasing, Original AESOP, PVHC, Quartx, ARAC or ARC is a party have been duly authorized, executed and delivered by AFC-II, AESOP Leasing, Original AESOP, PVHC, Quartx, ARAC or ARC, as the case may be;

                        (iv) this Supplemental Indenture, and each of the other
                  Amendment Documents to which AFC-II, AESOP Leasing, Original AESOP, PVHC, Quartx, ARAC or ARC is a party are legal, valid and binding agreements of AFC-II, AESOP Leasing, Original AESOP, PVHC, Quartx, ARAC or ARC, as the case may be, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity; and

                        (v) such other matters as the Trustee may reasonably
                  require;

                  7. The Trustee shall have received duly executed counterparts of each of: (i) the Amendment No. 1 to AESOP I Operating Lease Loan Agreement, dated as of July 31, 1998, (ii) the Amendment No. 1 to AESOP I Finance Lease Loan Agreement, dated as of July 31, 1998 and (iii) the Amendment No. 1 to AESOP I Finance Lease, dated as of July 31, 1998 (collectively, the "Amendment Documents"), each duly executed by the respective parties thereto;

                  8. The Trustee shall have received such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.

                            SECTION 4: MISCELLANEOUS

            Section 4.1 Counterpart Originals.

            The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

            Section 4.2 Trustee Consent.

            By its execution hereof, the Trustee consents to the execution and delivery by the respective parties thereto of the Amendment Documents (as defined above).

            Section 4.3 Ratification and Effect.

            The Base Indenture, as amended and supplemented by this Supplemental Indenture No. 1, is in all respects ratified and confirmed, shall continue to be in full force and effect, and shall be read, taken and construed as one and the same instrument.

            Section 4.4 Table of Contents, Headings, etc.

            The table of contents and headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

            Section 4.5 Choice of Law.

            THIS SUPPLEMENTAL INDENTURE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

            IN WITNESS WHEREOF, the Trustee and AFC-II have caused this Supplemental Indenture No. 1 to be duly executed by their respective duly authorized officers as of the day and year first written above.

                                 AESOP FUNDING II L.L.C.,
                                    as Issuer

                                 By:
                                    ------------------------------------
                                    Name:
                                          ------------------------------
                                    Title:
                                          ------------------------------

                                 HARRIS TRUST AND SAVINGS BANK,
                                   as Trustee

                                 By:
                                    ------------------------------------
                                    Name:
                                          ------------------------------
                                    Title:
                                          ------------------------------